SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of the ____ day of September, 2010, by and among American BioCare, Inc. (the “Purchaser”) and the shareholders of Care Choices of Tennessee, Inc. and Care Choices II, Inc. (“CCTN” or the “Company”) owning all of issued and outstanding voting and non-voting stock of the Company (each a “Seller” and collectively the “Sellers”).

RECITALS:

WHEREAS, Sellers own one hundred percent (100%) of the issued and outstanding shares of voting and non-voting-stock of the Company (collectively the voting and non-voting stock shall be referred to as the “Shares”); and

WHEREAS, Sellers wish to sell to Purchaser, and Purchaser wishes to purchase from Sellers, the Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Purchase and Sale of the Shares.

1.1.           Sale of the Shares.  Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Sellers will transfer the Shares to the Purchaser for an aggregate purchase price of $3,750,000 which is subject to certain earnings performance objectives set forth in Section 1.2 (the “Purchase Price”) based on the terms set forth below.

(a)           The Purchase Price shall be based on a $3,750,000 valuation.

(b)           $1,500,000 (“Initial Payment”) shall be paid in cash at the Closing (as defined below); this will be subject to Purchaser and the Sellers working together to determine adequate working capital levels for the business, based upon historical needs, at Closing.  As a result of this calculation, the Initial Payment may be adjusted downwards at Closing and the Sellers may be allowed to keep certain Accounts Receivable.

1.2           The balance of the Purchase Price shall be paid in the following manner:

(a)           At the Closing, the Company shall issue a note to the Sellers (the “Seller Note 1”), in an amount equal to $750,000 with a security interest in the Company (“Additional Payment”).  Seller Note 1 shall have a term of three (3) years and pay 4.5% accrued interest paid annually to the Sellers in cash.  The $750,000 principal shall be paid in cash to the Sellers in $250,000 increments on the 1st, 2nd and 3rd anniversary from Closing.  Seller Note 1 shall be a junior secured note (secured by the Company) and subordinate to any third party lenders.

(b)           Upon the 1st, 2nd and 3rd anniversary from Closing, Purchaser shall issue to the Sellers $83,333 of Purchaser’s common shares (value to be based upon the then thirty (30) day trailing average closing price for Purchaser), subject to Earnings Before Interest Taxes Depreciation, Amortization and One-Time Expenses and Extraordinary Items (as defined below) and excluding any associated start-up expenses related to geographic expansion and any expenses unrelated to the ongoing operations of the Company unilaterally imposed on the Company by Purchaser or any affiliate (“EBITDA”) for the Company for 2010, 2011, and 2012 being greater than or equal to $950,000 for each year the common shares of Purchaser are to be issued; if the EBITDA of the Company is less than $950,000; the dollar amount of the Purchaser’s common shares to be issued will adjust downwards at a rate of 3.5x for every dollar the EBITDA for that a given year’s EBITDA is below the $950,000 EBITDA hurdle.  If the issuance of Purchaser’s common shares to the Sellers will immediately upon issuance cause the Sellers to experience an adverse tax consequence, then Sellers must notify Purchaser within thirty (30) days after such issuance.  Purchaser will conduct a Gross-Up (as defined below) within thirty (30) days after receiving notice from the Sellers of the adverse tax consequence.  For purposes of this Agreement, “Extraordinary Items” shall mean income or expenses that arise from events or transactions that are clearly distinct from the ordinary activities of the Company and are not expected to recur frequently or regularly.  For purposes of this Agreement, “Gross-Up” means any reimbursement of taxes owed with respect to the Purchaser’s common shares.

(c)           At the Closing, the Company shall issue a second note to the Sellers (the “Seller Note 2”) with a security interest in the Company for $1,250,000 to be paid in two $625,000 cash payments to the Sellers; the payments will be made to the Sellers on the 2nd and 3rd anniversaries from Closing, subject to the Company maintaining an average EBITDA of at least $1,000,000 for 2010 and 2011 for the payment due on the 2nd anniversary from Closing and CCTN maintaining an EBITDA of at least $1,000,000 for 2012 for the payment due on the 3rd anniversary from Closing.  For the payments due on the 2nd and 3rd anniversaries from closing, if the average EBITDA for 2010 and 2011 for CCTN (for the payment due on the 2nd anniversary) and EBITDA for 2012 (for the payment due on the 3rd anniversary) is not at least $1,000,000, then for every dollar it is below, the $625,000 payment due upon such anniversary will be adjusted downwards by a multiple of 3.5x.

By way of example, if the EBITDA is $900,000, then the earn out due to sellers upon the 2nd anniversary from Closing by Purchaser will be lowered from $625,000 by $350,000 to a total of $275,000.

1.3           Closing.  The closing of the purchase and sale of the Shares and the issuance of the Seller Note (the “Closing”) will take place on such date as the Sellers, the Company and the Purchaser may agree, but in no event later than November 15, 2010 (the date on which the Closing occurs, the “Closing Date”).  At the Closing, the Sellers will deliver to the Purchaser certificates representing the Shares and the Purchaser will pay to the Seller the Purchase Price for such Shares by certified check or wire transfer of immediately available funds.  On the Closing Date, the Sellers shall (i) pay for all accrued expenses and accrued payroll prior to the Closing Date; (ii) permit all of the accounts receivable on the books of the Company on and including the Closing Date to remain with the Company, excluding those related to First Choice Staffing, until the post-Closing working capital adjustment (the “Post-Closing Adjustment”), which shall be calculated and settled mutually by Purchaser and the Sellers no later than December 1, 2010; and (iii) ensure that the Company has a minimum cash balance of $127,500 at the Closing.

If the Post-Closing Adjustment is $255,000 or greater, the Company shall pay to the Sellers by certified check or wire transfer an amount equal to the sum of the following calculation which amounts to greater than the $255,000:  (i) $127,500 (the amount left in the Company at the Closing Date) plus (ii) any amounts of the accounts receivable collected by the Company after the Closing Date which have been billed or for which work had been performed as of 9:00 a.m. on the Closing Date less (iii) the sum of any accrued accounts payables including, but not limited to, all payroll and accrued expenses, which includes those incurred but not yet billed for, as of 9:00 am on the Closing Date.  The parties agree that the $255,000 is the Working Capital (as defined in Section 2.20).

If the Post-Closing Adjustment is less than $255,000, then the Sellers shall pay to the Company by certified check or wire transfer an amount equal to the sum of the following calculation:  (i) $255,000 less (ii) $127,500 (the amount left in the Company at the Closing Date) less (iii) any amounts of the accounts receivable collected by the Company after the Closing Date which have been billed or for which work had been performed as of 9:00 a.m. on the Closing Date plus (iii) the sum of any accrued accounts payables including, but not limited to, all payroll and accrued expenses, which includes those incurred but not yet billed for, as of 9:00 am on the Closing Date.

For example, if the amount of the accounts receivable collected (based on the description above) by the Company plus the $127,500 of cash to be left in the Company by the Sellers at the Closing Date less any accrued expenses and accrued payroll as of the Closing Date equals an amount that is less than $255,000, then the Sellers shall be required to pay to the Company the difference between $255,000 and that number.

2.           Representations and Warranties of the Company and the Sellers.  The Company and the Sellers hereby represent and warrant to the Purchaser that:

2.1.           The Shares.  Sellers own the Shares free and clear of all liens, encumbrances, pledges, options, warrants, rights of first refusal, claims, charges and restrictions of any nature.  The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free and clear of all liens, security interests, options, charges, pledges and encumbrances other than any such liens, security interests, options, charges, pledges and encumbrances created by the Purchaser.  The Shares set forth on Schedule 2.5(a) constitute one hundred percent (100%) of the issued and outstanding shares of voting and non-voting-stock of the Company.

2.2.           Authority; Capacity to Sell.  The Sellers have all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Sellers, and constitutes a legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3           No Violation of Law or Agreement.  The execution, delivery and performance by Sellers of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Sellers or the Company as the case may be; (b) conflict with or result in a violation or breach of any provision of any Law or governmental order applicable to Sellers or the Company; (c) require the consent, notice or other action by any person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract to which the Sellers or the Company is a party or by which the Sellers or the Company is bound or to which any of their respective properties and assets are subject or any permit affecting the properties, assets or business of the Company; or (d) result in the creation or imposition of any encumbrance on any properties or assets of the Company. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by or with respect to the Sellers or the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. For purposes hereof, “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

2.4           Consents and Approvals.

(a)  All consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority or any other person, or other action required in connection with the execution, delivery and performance of this Agreement by the Sellers, and the consummation by the Sellers of the transactions contemplated by this Agreement or the transactions contemplated hereby and including, without limitation, consent and approval from the Company and all of the shareholders of the Company, have been or at the Closing will have been obtained by the Sellers and will be in full force and effect.

(b)  The Company is in compliance with or has received a waiver of any rights of first refusal applicable to the execution, delivery and performance of this Agreement by the Sellers, and the consummation by the Sellers of the transactions contemplated by this Agreement.

2.5           Capitalization.

(a)           The one hundred percent (100%) of the authorized capital stock of the Company, including CCTN I and CCTN II, are set forth on Schedule 2.5(a).  All of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Sellers, free and clear of all encumbrances.  Upon consummation of the transactions contemplated by this Agreement, Purchaser shall own all of the Shares, free and clear of all encumbrances.

(b)           All of the Shares were issued in compliance with applicable Laws.  None of the Shares were issued in violation of any agreement, arrangement or commitment to which Sellers or the Company is a party or is subject to or in violation of any preemptive or similar rights of any person.

(c)           Upon consummation of the Closing, the Purchaser will own one hundred percent (100%) and there shall be no other voting securities of the Company issued and outstanding.

(d)           There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating Sellers or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

2.6           Undisclosed Liabilities.  The Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, except those which have been incurred in the ordinary course of business consistent with past practice since and which are not, individually or in the aggregate, material in amount.

2.7           Title to Assets.  The Company has good and valid title to, or a valid leasehold interest in, all real property and personal property, including but not limited to intellectual property, if any, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice. All consents, approvals or authorizations with respect to any contracts, leases, agreements or arrangements to which Company is a party with respect to this Section 2.7 have been or at the Closing will have been obtained by the Sellers and will be in full force and effect.  All such properties and assets (including leasehold interests) are free and clear of encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

(i)           liens for taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves on the Company’s balance sheet;

(ii)           mechanics, carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company;

(iii)           other than with respect to owned real property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Company.

2.8           Taxes.  All tax returns required to be filed on or before the Closing Date by the Company have been, or will be, timely filed.  Such tax returns are, or will be, true, complete and correct in all respects.  All taxes due and owing by the Company (whether or not shown on any tax return) have been, or will be, timely paid.

(b)           The Company has withheld and paid each tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c)           No claim has been made by any taxing authority in any jurisdiction where the Company does not file tax returns that it is, or may be, subject to tax by that jurisdiction.

(d)           No extensions or waivers of statutes of limitations have been given or requested with respect to any taxes of the Company.

(e)           The Company is not a party to any action by any taxing authority.  There are no pending or threatened actions by any taxing authority.

 (f)           There are no encumbrances for taxes (other than for current taxes not yet due and payable) upon the assets of the Company.

2.9           Full Disclosure.  No representation or warranty by Sellers or the Company in this Agreement or any certificate or other document furnished or to be furnished to Purchaser pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

2.10           Compliance with Laws.  The Company has complied, and is now complying, with all Laws applicable to it or its business, properties or assets. All permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any permit applicable to it or its business, properties or assets.

2.11           Securities Law.  Assuming the accuracy of the representations of the Purchaser set forth in Section 3.2, the offer, issuance, sale and delivery of the Shares, as provided in this Agreement, are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws.

2.12           Financial Statements.  Attached hereto are complete copies of the Company's audited financial statements consisting of the balance sheet of the Company as of December 31, 2009 and December 31, 2008 and the related statements of income and retained earnings, stockholders' equity and cash flow for the years then ended (the “Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Company as of June 30, 2010 or the most recent quarter prior to the Closing Date and the related statements of income and retained earnings, stockholders' equity and cash flow for the three month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements are based on the books and records of the Company, and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of December 31, 2009 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of the Company as of June 30, 2010 or the most recent quarter prior to the Closing Date is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

(i)           Attached hereto are the "normalized" EBITDA calculations for 2008, 2009 and the most recent quarter prior to the Closing (the “Normalized EBITDA Statements”). The Normalized EBITDA Statements are based on the books and records of the Company, and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated.

2.13.           Environmental Laws.  The Company (a) is in compliance with any and all Environmental Laws (as hereinafter defined), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply would reasonably be expected to have, individually or in the aggregate, a material adverse change in the business, operations, property, inventory, assets, or condition of the Company.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

2.14           Benefit Plans.  Attached hereto are true and complete copies of each benefit, retirement, employment, compensation, incentive, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program and other arrangement (and any amendments thereto), whether or not reduced to writing, in effect and covering one or more employees, former employees and the beneficiaries and dependents of any such employee or former employee of the Company, and is maintained, sponsored, contributed to, or required to be contributed to by the Company, or under which the Company has or may have any liability for premiums or benefits, or with respect to which Purchaser or any of its Affiliates would reasonably be expected to have any liability, contingent or otherwise (each a “Benefit Plan “).

(i) there is no pending or, to Seller's knowledge, threatened action relating to a Benefit Plan, and no Benefit Plan has within the three years prior to the date hereof been the subject of an examination or audit by a governmental authority or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any governmental authority.

2.15           Litigation.

(a)  Except as set forth in Schedule 2.15(a) which includes all litigation for the prior three (3) years, there are no actions, suits, proceedings or investigations pending against the Company or, to the knowledge of Seller after reasonable investigation, threatened by or against Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

(b)  Except as set forth in Schedule 2.15(b) which includes all of the outstanding judgments, decrees, rulings, settlements, injunctions or orders binding the Company, there are no outstanding judgments, decrees, rulings, settlements, injunctions or orders binding the Company.

2.16           Material Transactions.  There exists no contract, agreement or arrangement between the Company and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the Company to own beneficially, 20% or more of the issued and outstanding voting securities of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  Neither any officer, director, nor 20% shareholders of the Company has, or has had since inception of the Company, any known interest, direct or indirect, in any such transaction with the Company which was material to the business of the Company.  The Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

2.17           Insurance.  Attached hereto are a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers' compensation, vehicular, fiduciary liability and other casualty and property insurance maintained by the Company and relating to the assets, business, operations, employees, officers and directors of the Company (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Purchaser. Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. Neither the Seller nor any  the Company has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy.

2.18           Material Contracts.

(a)           Each Contract of the Company (such Contracts, together with all contracts concerning the occupancy, management or operation of the Company’s business all Contracts “Material Contracts”) is listed on Schedule 2.18(a):

(i)           Each Contract of the Company involving aggregate consideration in excess of $10,000 and which, in each case, cannot be cancelled by the Company without penalty or without more than 30 days' notice;

(ii)           all Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(iii)           all Contracts that provide for the indemnification by the Company of any person or the assumption of any tax, environmental or other liability of any person;

(iv)           all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which the Company is a party;

(v)           all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancellable without material penalty or without more than ninety (90) days notice;

(vi)           except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees) of the Company;

(vii)           all Contracts with any governmental authority to which the Company is a party;

(viii)           all Contracts that limit or purport to limit the ability of the Company to with any person or in any geographic area or during any period of time;

(ix)           any Contracts to which the Company is a party that provide for any joint venture, partnership or similar arrangement by the Company;

(x)           all Contracts between or among the Company on the one hand and Seller or any affiliate of Seller (other than the Company) on the other hand;

(xi)           all collective bargaining agreements or Contracts with any labor organization, union or association to which the Company is a party; and

(xii)           any other Contract that is material to the Company and not previously disclosed pursuant to this Section 2.18.

(b)           Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to Seller's knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer.

2.19           Corporate Compliance.  Seller has complied, and is now complying, with all Laws applicable to the corporate practice of medicine within the State of Tennessee.

2.20           Working Capital. Seller shall maintain usual and sufficient Working Capital for the conduct of the Company’s day to day operations.  For purposes hereof “Working Capital” means the amount of money that a business has available to conduct its day-to-day activities.

2.21           Right of Setoff.  Upon notice to Seller specifying in reasonable detail the basis therefore, Purchaser may set off any amount to which it may be entitled under this Section 2 against amounts otherwise payable under the Section 1.2 of this Agreement. Neither the exercise of nor failure to exercise such right of setoff or to give notice of a claim  under this Agreement  will constitute an election of remedies or limit Purchaser in any manner in the enforcement of any other remedies that may be available to it.

3.           Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants that:

3.1.           Authority; Capacity to Purchase.  It is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Purchaser, and constitutes a legal, valid and binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.2           Securities Law.  It is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated under this Agreement.  The Purchaser is acquiring the Shares for investment purposes, with no intention of distributing or reselling any of the Shares or any interest therein.  The Purchaser’s financial condition is such that it is able to bear all economic risks of investment in the Shares, including a complete loss of its investment.  The Company has provided the Purchaser with adequate access to financial and other information concerning the Company as requested and the Purchaser has had the opportunity to ask questions of and receive answers from the Company concerning the transactions contemplated by this Agreement and to obtain therefrom any additional information necessary to make an informed decision regarding an investment in the Company.  The Purchaser is aware that the Shares will not be registered under the Securities Act, and that neither the Shares nor any interest therein may be sold or otherwise transferred unless the Shares are registered under the Securities Act or qualify for an exemption under the Securities Act.  The Purchaser is aware and acknowledges that the Company is relying on the truth and accuracy of Purchaser’s representations set forth in this Section 3.2 in connection with relying on an exemption from being required to register the Class B Interests under the Securities Act.

3.3           No Violation of Law or Agreements; Consents.  The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Purchaser; (b) conflict with or result in a violation or breach of any provision of any Law or governmental order applicable to Purchaser; or (c) require the consent, notice or other action by any person under any contract to which Purchaser is a party. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

3.4           Legal Proceedings.  There are no actions pending or, to Purchaser's knowledge, threatened against or by Purchaser or any affiliate of Purchaser that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such action.

4.           Covenants.

4.1           Conduct of Business Prior to the Closing Date.  From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Purchaser (which consent shall not be unreasonably withheld or delayed), Sellers shall, and shall cause the Company to, (a) conduct the business of the Company in the ordinary course of business consistent with past practice; and (b) use reasonable best efforts to maintain and preserve intact the current organization, business and franchise of the Company and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Company. Without limiting the foregoing, from the date hereof until the Closing Date, Seller shall:

(a)           cause the Company to preserve and maintain all of its permits;

(b)           cause the Company to pay its debts, taxes and other obligations when due;

(c)           cause the Company to maintain the properties and assets owned, operated or used by the Company in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(d)           cause the Company to continue in full force and effect without modification all insurance policies, except as required by applicable Law;

(e)           cause the Company to defend and protect its properties and assets from infringement or usurpation;

(f)           cause the Company to perform all of its obligations under all contracts relating to or affecting its properties, assets or business;

(g)           cause the Company to maintain its books and records in accordance with past practice;

(h)           cause the Company to comply in all material respects with all applicable Laws; and

4.2           Access to Information. From the date hereof until the Closing, Seller shall, and shall cause the Company to, (a) afford Purchaser and its representatives full and free access to and the right to inspect all of the real property, properties, assets, premises, books and records, contracts and other documents and data related to the Company; (b) furnish Purchaser and its representatives with such financial, operating and other data and information related to the Company as Purchaser or any of its representatives may reasonably request; and (c) instruct the representatives of Sellers and the Company to cooperate with Purchaser in its investigation of the Company. Any investigation pursuant to this Section 4.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Sellers or the Company. No investigation by Purchaser or other information received by Purchaser shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.

4.3           No Solicitation of Other Bids.  Sellers shall not, and shall not authorize or permit any of its affiliates (including the Company) or any of its or their representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Seller shall immediately cease and cause to be terminated, and shall cause its Affiliates (including the Company) and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any person (other than Purchaser or any of its affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (ii) the issuance or acquisition of shares of capital stock or other equity securities of the Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Company's properties or assets.

In addition to the other obligations under this Section 4.3, Seller shall promptly (and in any event within three business days after receipt thereof by Seller or its representatives advise Purchaser orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

Seller agrees that the rights and remedies for noncompliance with this Section 4.3 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Purchaser and that money damages would not provide an adequate remedy to Purchaser.

4.4           Notice of Certain Events.

(a)           From the date hereof until the Closing, Sellers shall promptly notify Purchaser in writing of:

(i)           any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Seller hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 5.1 to be satisfied. For purposes “Material Adverse Effect” hereof means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, or (b) the ability of Seller to consummate the transactions contemplated hereby on a timely basis;

(ii)           any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)           any notice or other communication from any governmental authority in connection with the transactions contemplated by this Agreement; and

(iv)           any actions commenced or, to Seller's knowledge, threatened against, relating to or involving or otherwise affecting Seller or the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.5 or that relates to the consummation of the transactions contemplated by this Agreement.

(b)           Purchaser's receipt of information pursuant to this Section 4.4 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.

5.           Conditions Precedent to Closing.

5.1           Conditions Precedent to Closing by the Purchaser.  The obligation of the Purchaser to purchase and pay for the Shares is subject to satisfaction of the following conditions precedent at or before the Closing:

(a)           the representations and warranties made by the Company and the Sellers in Section 2 hereof shall be true and correct when made, and shall be true and correct at the time of the Closing, with the same force and effect as if they had been made at and as of the time of the Closing;

(b)           the Company shall have duly complied with and performed all covenants and agreements of the Company herein which are required to be complied with and performed at or before the Closing;

(c)           All of the Sellers shall have entered into a non-compete agreement, in form and substance satisfactory to the Purchaser;

(d)           The Company shall obtain a Key Man insurance policy for Robin Adkins and Pat Pickel in an amount to be approved by the Purchaser;

(e)           receipt of all necessary regulatory and other consents and approvals to the transfers and transactions contemplated hereby;

(f)           the execution of a mutually agreed upon employment agreement by and between the Company and Robin Adkins and a mutually agreed upon employment agreement by and between the Company and Pat Pickel;

(g)           receipt of all necessary consents and approvals to the transfers and transactions contemplated hereby;

(h)           Sellers shall have paid off existing revolving line of credit prior to the Closing Date; and

(i)           Issuance of the Seller Note to Sellers.

5.2           Conditions Precedent to Closing by the Sellers and the Company.  The obligation of the Company to issue and the Sellers to sell and deliver the Shares is subject to satisfaction of the following conditions precedent at or before the Closing:

(a)           the representations and warranties made by the Purchaser in Section 3 hereof shall be true and correct when made, and shall be true and correct at the time of the Closing, with the same force and effect as if they had been made at and as of the time of the Closing;

(b)           the execution of a mutually agreed upon employment agreement by and between the Company and Robin Adkins and a mutually agreed upon employment agreement by and between the Company and Pat Pickel; and

(c)           the Purchaser shall have duly complied with and performed all covenants and agreements of the Purchaser herein which are required to be complied with and performed at or before the Closing.

6.           Survival. The representations, warranties and covenants of each of the parties shall survive the Closing.  Each party may rely on such representations, warranties and covenants irrespective of any investigation made, or notice or knowledge held, by it or any other person.

7.           Indemnification.  (a)                                           Seller agrees to save, defend and indemnify Purchaser, the Company and their respective stockholders, officers, directors, employees, agents, representatives, successors and assigns (the “Buyer Indemnified Parties”) against and hold them harmless from any and all losses arising out of (i) any breach of any representation or warranty made by Seller under this Agreement (eliminating, for purposes of determining breach, any materiality or Material Adverse Change qualifiers contained in such representation or warranty) or; (ii) any breach of any covenant or agreement (other than a representation or warranty) made by Seller under this Agreement or; (iii) any liabilities arising from the Company’s business, operations or conduct during the period up to and including the Closing Date.

(b)           Purchaser agrees to save, defend and indemnify Seller against and hold Seller harmless from any and all losses suffered directly by Seller (but not those suffered solely as a result of Seller’s ownership of the Shares) arising out of (i) any breach of any representation, warranty, covenant or agreement made by Buyer under this Agreement and (ii) liabilities relating to the Company incurred, accrued or arising after the Closing Date or relating to the Company’s operations after the Closing Date.

8.           Right to Terminate in Certain Events.

(a)           This Agreement may be terminated prior to the Closing at any time by the written mutual consent of the Company and the Purchaser.

(b)           This Agreement may be terminated by the Purchaser in its sole discretion by written notice to the Company if the Closing has not occurred on or prior to November 15, 2010.

(c)           If this Agreement is terminated pursuant to this Section 8 and none of the parties is in default hereunder, this Agreement shall be of no further force or effect and no party shall have any liability to any other party; provided, however, that nothing herein shall relieve any party hereto from any liability resulting from any breach of this Agreement prior to such termination.

9.           Non-Competition.  To induce Purchaser to enter into this Agreement and purchase the Shares, Sellers (including Robin Adkins and Pat Pickel) hereby agree and covenant that, for a period of three (3) years following the termination of a Seller’s employment with the Company, neither the Seller, nor any entity owned, controlling or controlled, directly or indirectly by the Seller, shall, without the Company’s prior consent, directly or indirectly:  (i) engage in any business substantially similar to the Company as an owner, manager, consultant, associate, employee, partner, agent, principal, or otherwise, in direct competition with the Company within the United States or (ii) solicit, induce, encourage, influence, divert, or attempt to influence or divert any client, customer, employee, associate, consultant, or independent contractor of Company to cease to do business (or reduce the amount of business) or to terminate his or her employment or association with the Company.  The parties acknowledge that the restrictions contained in this Section 9 are reasonable and necessary to protect the legitimate interests of Purchaser, and that any violation of this Section 9 will result in irreparable injury to Purchaser and that money damages would not provide an adequate remedy to Purchaser, and, therefore, Purchaser shall be entitled to preliminary and permanent injunctive relief in any court of competent jurisdiction and to an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Purchaser may be entitled.  If any covenant herein is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant shall then be enforceable in its reduced form.

10.           Miscellaneous.

10.1.           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

10.2.           Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

10.3           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.4           Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies.  This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of such party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

10.5           Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the [third] day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.5):

If to Sellers:
Robin Adkins
____________________________
____________________________
____________________________
____________________________

Pat Pickel
____________________________
____________________________
____________________________
____________________________

with a copy to:	J. Nicholas Arning, Jr. Woolf, McClane, Bright, Allen & Carpenter, PLLC Post Office Box 900 Knoxville, TN 37901-0900 Facsimile:(865) 215-1001 Telephone:(865) 215-1000
If to Purchaser:	American BioCare, Inc. 1365 N. Cortenay Parkway, Suite A Merritt Island, FL 32953 Facsimile:(313) 885-2252 Telephone:(313) 407-4000
with a copy to (which shall not constitute notice):	John Washlick, Esquire Cozen O’Connor 1900 Market Street Philadelphia, PA 19103 Facsimile:(215) 665-2134 Telephone:(215) 701-2234

10.6.           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Tennessee without regard to choice of law principles.

10.7           Further Assurances.  Each party shall, at the request of another party, at any time and from time to time following the Closing promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further action as each party may reasonably request to confirm or carry out the provisions and intent of this Agreement.

10.8.           Counterparts; Facsimile.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures to this Agreement may be transmitted by facsimile and signatures so transmitted will be deemed to be original signatures.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
THE COMPANY:

Care Choices of Tennessee, Inc.

By: _/s/______________________
       Name:
       Title:

Care Choices II, Inc.

By: __/s/_____________________
       Name:
       Title:

SHAREHOLDERS OF CARE CHOICES OF TENNESSEE, INC. and CARE CHOICES II, INC.

________________________

________________________

________________________

________________________

THE PURCHASER:

AMERICAN BIOCARE, INC.

By:__/s/ Gary D. Lewis_____________
      Name:  Gary D. Lewis
      Title: Chairman and CEO
LIST OF SCHEDULES

Schedule 2.15(a)	Litigation
Schedule 2.15(b)	Outstanding Judgments
Schedule 2.18(a)	Material Contracts
Schedule 2.5(a)	Shares